Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Report”) of Denbury Resources Inc. (“Denbury”) as filed with the Securities and Exchange Commission on May 10, 2012, each of the undersigned, in his capacity as an officer of Denbury, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Denbury.

Dated: May 10, 2012	/s/ Phil Rykhoek
Phil Rykhoek
Chief Executive Officer

Dated: May 10, 2012	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary